                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-79499
                     Zero Coupon Convertible Preferred Stock CUSIP No. 65332V863




                          NEXTEL COMMUNICATIONS, INC.

                 PROSPECTUS SUPPLEMENT DATED FEBRUARY 16, 2000
                      TO PROSPECTUS DATED AUGUST 16, 1999



       The selling stockholders table on pages 24-25 of the prospectus, as amended, is hereby further amended to update the information regarding the following entity in the prospectus and its respective number of shares of zero coupon convertible preferred stock, common stock issued upon conversion of the zero coupon convertible preferred stock or common stock issued as liquidated damages.



                                           PREFERRED STOCK                                     COMMON STOCK
                             -----------------------------------------           --------------------------------------

NAME OF SELLING STOCKHOLDER     NUMBER OF SHARES      NUMBER OF SHARES           NUMBER OF SHARES      NUMBER OF SHARES
                                      OWNED               OFFERED                       OWNED               OFFERED
                                      -----               -------                       -----               -------

AIG Soundshore Holdings Ltd.         1,500                  1,500                         0                    0